CIRCOR International, Inc.                                Exhibit 21
SCHEDULE OF SUBSIDIARIES – As of 12/31/2022

I.    Subsidiaries of CIRCOR International, Inc.:
1.    CIRCOR Dutch Holdings B.V., a Netherlands company.
2.    CIRCOR (Jersey) Ltd., a Jersey Company* (82.7% ownership)
3.    CIRCOR Aerospace, Inc., a Delaware Corporation
4.    CIRCOR Energy, LLC, a Delaware limited liability company*
5.    CIRCOR France SAS, a French Corporation*
6.    Leslie Controls, Inc., a Delaware Corporation
7.    Spence Engineering Company, Inc., a Delaware Corporation*
8.    CIRCOR German Holdings Management GmbH, a German Closed Corporation*
10.    Downstream Holding, LLC, a Delaware Limited Liability Company
11.     CIRCOR Naval Solutions, LLC, a Delaware Limited Liability Company
12.     CIRCOR Precision Metering, LLC, a Delaware Limited Liability Company
13.     CIRCOR Pumps North America, LLC, a Delaware Limited Liability Company
14.     CIRCOR Holdings, Inc., a Delaware Corporation*
15.     IMO Industries (Canada) ULC, an Alberta company
16.    CIRCOR Pipeline Engineering, LLC, a Delaware Limited Liability Company*
17.    CIRCOR LLC, a Massachusetts Limited Liability Company

II.    Subsidiaries of CIRCOR Dutch Holdings B.V.:
1.    CIRCOR Pump (Weihai) Company Limited, a Chinese Foreign Owned Enterprise*
2.    CIRCOR Netherlands II Holding B.V., a Netherlands company
3.    Allweiler India Private Limited, an Indian company (99.999%)
4.    Colfax Fluid Handling Middle East Ltd., and England and Wales company*

III.    Subsidiaries of CIRCOR Netherlands II Holding B.V.:
1.    Houttuin B.V., a Netherlands company*

IV.    Subsidiaries of IMO Industries (Canada) ULC
1.    CIRCOR Luxembourg Holdings Sarl, a Luxembourg Limited Liability Company (78.8476%)

V.    Subsidiaries of CIRCOR Aerospace, Inc.:
1.    CIRCOR IP Holdings Co., a Delaware Corporation*

VI.    Subsidiaries of CIRCOR Energy, LLC
1.    CIRCOR Energy Products, LLC., an Oklahoma Limited Liability Company*
2.    CIRCOR Mexico, S.A. de C.V., a Mexico Corporation* (99%)
3.    CIRCOR Empleados de Mexico S.A. de C.V., a Mexico Corporation* (99%)

VII.    Subsidiaries of CIRCOR (Jersey), Ltd.
1.    CIRCOR German Holdings, LLC, a Delaware Limited Liability Company
2.    CIRCOR Singapore Pte Ltd, a Singapore Private Limited Company*
VIII.    Subsidiaries of CIRCOR German Holdings, LLC
1.    CIRCOR German Holdings GmbH & Co. KG, a German Private Company*

IX.    Subsidiaries of CIRCOR German Holdings GmbH & Co. KG
1.    Regeltechnik Kornwestheim GmbH, a German Corporation
2.    SCHROEDAHL-ARAPP Spezialarmaturen GmbH & Co. KG, a German Corporation

3.    Allweiler GmbH (Germany)

X.    Subsidiaries of CIRCOR Luxembourg Holdings, Sarl.
1.    Howitzer Acquisition Limited, a United Kingdom Corporation
2.    CIRCOR India Holdings BV, a Netherlands Corporation
3.    CIRCOR Middle East FZE, a United Arab Emirates Corporation*
4.    CIRCOR do Brasil Particpaçöes LTDA, a Brazilian Corporation*
5.    CIRCOR (Barbados) Holdings SARL, a Barbados Company*

XI.    Subsidiaries of CIRCOR Do Brasil Particpaçöes LTDA.
1.    CIRCOR do Brasil Industria e Comercio LTDA, a Brazilian Corporation*

XII.    Subsidiaries of Howitzer Acquisition Limited
1.    Hale Hamilton (Valves) Limited, a United Kingdom Corporation
2.    Pipeline Engineering & Supply Co., Limited, a United Kingdom Corporation
3.    TapcoEnpro UK Limited, a United Kingdom Company*

XIII.    Subsidiaries of CIRCOR India Holdings BV
1.    CIRCOR India LLC, a Delaware Limited Liability Company*
2.    CIRCOR Flow Technologies India Private Ltd, an Indian Private Company

XIV.    Subsidiaries of CIRCOR France
1.    CIRCOR Maroc, a Moroccan Corporation
2.    CIRCOR Industria, a French Corporation

XV.    Subsidiaries of Downstream Holding, LLC
1.    TapcoEnpro, LLC, a Delaware Limited Liability Company
2.    DeltaValve, LLC, a Delaware Limited Liability Company

XVI.    Subsidiaries of Hale Hamilton (Valves) Limited
1.    CIRCOR Energy Gulf Arabia, a United Arab Emirates Corporation (75%)

XVII.    Subsidiaries of Pipeline Engineering Supply Co., Limited
1.    Pipeline Engineering Ltd, a Singapore company
2.    Pipeline Engineering Ltd. a United Arab Emirates Corporation

XVIII.    Subsidiaries of CIRCOR Holdings, Inc.
1.    CIRCOR Netherlands Holdings B.V., a Netherlands Limited Liability Company*

XIX.    CIRCOR Netherlands Holdings B.V.
1.    Suzhou Circor Valve Company, Ltd, a China company*

XX.    Subsidiaries of Allweiler GmbH
1.    Allweiler A/S, a Norway company
2.    CIRCOR Imo Allweiler, a French company*
3.    Allweiler Finland Oy AB, a Finland company*
4.    CIRCOR Allweiler Imo S.r.l., an Italy company
5.    IMO AB, a Sweden company
6.    PD-Technik Ingenieurbüro GmbH, a German corporation*
7.     CIRCOR (Shanghai) Trading Co., Ltd.

XXI.    Subsidiaries of CIRCOR Naval Solutions, LLC
1.    CIRCOR Sub Holding LLC, a Delaware limited liability company

XXII.    Subsidiaries of CIRCOR Sub Holding LLC
1.    Portland Valve LLC, a Delaware limited liability company
2.    CIRCOR Sub Ltd., an England and Wales company

*Subsidiaries designated as Immaterial Subsidiaries